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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of United States Cellular Corporation, of our reports dated January 25, 2002, included or incorporated by reference in the United States Cellular Corporation, Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in or made part of this Registration Statement.

                                                  ARTHUR ANDERSEN LLP

Chicago, Illinois
May 15, 2002